EXHIBIT 10.4
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                         GREYSTONE MANUFACTURING, L.L.C.
                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT is entered into effective March 4, 2005, with the security interest granted by, between and among GREYSTONE MANUFACTURING, L.L.C., an Oklahoma limited liability company of 1613 East 15th Street, Tulsa, Oklahoma 74120 ("Borrower" or "Grantor" or "Greystone"), and THE F&M BANK & TRUST COMPANY, an Oklahoma banking corporation ("F&M" or "Bank"), to secure the certain debts of Grantor to Bank.

                                R E C I T A L S:

         Concurrently herewith, Borrower, GLOG Investment, L.L.C., an Oklahoma limited liability company ("GLOG"), and Bank are entering into a Loan Agreement of even date ("Loan Agreement") whereby Bank has lent to or is to lend or make available for advance to Grantor and GLOG the aggregate sums of TWELVE MILLION DOLLARS ($12,000,000.00) on three notes, including: (i) a $1,500,000.00 revolving loan to Grantor ("Revolving Note"); (ii) a $5,500,000.00 term loan issued by Greystone ("Term Note"); and (iii) a $5,000,000.00 term loan issued by GLOG which is not secured hereunder ("GLOG Note") (the Revolving Note and Term Note shall collectively be referred to hereafter as the "Notes" and secured hereunder).

         The term "Notes" shall refer to the Revolving Note and Term Note executed in connection with, or as defined in, the Loan Agreement, including, without limitation, any and all amendments to or extensions, renewals, modifications, substitutions and replacements of the Notes and all other indebtedness or obligations of the Borrower to Bank whether listed herein or under the Loan Agreement or this Agreement, including, without limitation, listed in Paragraphs 1.3, 1.4 and/or 1.5, inclusive. The principal indebtedness secured hereunder is the face amount of the Notes pursuant to the terms of the Loan Documents. The Notes are to be secured by, among other things, this Security Agreement and the Loan Documents.

         NOW, THEREFORE, for valuable consideration, Grantor and Bank hereby agree:

1.       SECURITY INTEREST.

         1.1 SECURITY INTEREST. Grantor hereby sells, assigns, conveys, pledges, hypothecates, transfers, and grants to Bank a security interest in all of its present and future right, title, and interest in the Collateral for the purposes of securing the prompt payment to Bank of any and all of the Secured Obligations.

         1.2 CERTAIN DEFINITIONS. When used in this Security Agreement, the following terms shall have the respective meanings set forth following such terms:

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                  Collateral" shall mean:

                  (a) All of Grantor's accounts, equipment, inventory, general intangibles and deposit accounts, whether now owned or existing or hereafter acquired or arising, and all proceeds and products thereof in any form derived therefrom. By way of illustration and not by way of limitation, the terms "accounts," "equipment," and "inventory" shall be deemed to include within their meanings the following:

                           (1) "account(s)" shall include, without limitation,
                  the complete definition of such term under Article 9 of the Uniform Commercial Code ("UCC") and any and all rights of Grantor to payment for goods sold or leased or for services rendered, which rights are not evidenced by an instrument or chattel paper, whether due or to become due and whether or not the rights have been earned by performance, including without limitation, credit card receivables, health care receivables, payments evidenced by chattel paper, deposit accounts, commercial tort claims, letter of credits, letter of credit rights, commodity accounts of Grantor, commodity contracts, sums due for consigned goods and any other sums owed to Grantor;

                           (2) "equipment" shall include, without limitation,
                  the complete definition of such term under the UCC and any and all goods, including trade fixtures, of the Grantor, other than inventory, wherever located and whether now owned or hereafter acquired, including, but not limited to, machinery, computers, furniture, furnishings and office machines, together with all attachments, accessories, replacements, substitutions, additions and improvements to any of the foregoing, whether now or hereafter acquired, but excluding any goods leased by Grantor from others;

                           (3) "inventory" shall include, without limitation,
                  the complete definition of such term under the UCC and any and all of Grantor's materials as well as goods, merchandise and other personal property of the Grantor held for sale or lease or to be furnished under contracts of service, wherever located or in transit, together with all attachments, accessories, replacements, substitutions, additions and improvements to any of the foregoing, whether now owned or hereafter acquired;

                           (4) "general intangibles" shall include, without
                  limitation, the complete definition of such term under the UCC and all trade names of Grantor and general intangibles for money due or to become due; and

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                           (5) "deposit accounts" shall include, without
                  limitation, the definition of such term in the UCC and all deposit accounts of Grantor wherever located and with any financial institution or Bank and the proceeds of such deposit accounts.

                  (b) All documents and documents of title, receipts and the like, evidencing title to equipment or inventory;

                  (c) All rights and claims of Grantor in or under all policies of insurance covering the Collateral of Grantor described herein, including but not limited to insurance for fire, damage, loss and casualty, together with the proceeds, or products, renewals and replacements thereof, including prepaid and unearned premiums;

                  (d) All books and records, including but not limited to credit files, computer programs, printouts and other computer materials and records pertaining to any of the Collateral of Grantor described herein;

                  (e) Without in any way limiting the foregoing, whether derived from voluntary or involuntary disposition, all proceeds and products of the Collateral of Grantor described herein, and all renewals, replacements, substitutions, additions, accessions, rents, issues, royalties and profits of any of the Grantor's Collateral, whether now owned or existing or hereafter acquired or arising; and

                  (f) All Payment Intangibles, Deposit Accounts, now owned or hereafter acquired and the Proceeds thereof; and

                  (g) All Proceeds of the foregoing in any form and including, without limitation, anything received on sale, exchange, transfer, collection or disposition of any Collateral granted herein ("Proceeds").

         All of the foregoing is hereinafter collectively called the "Collateral." Grantor may grant purchase money security interests in equipment which shall be Collateral and such purchase money liens will not constitute an event of default under the Loan Agreement to the extent that the debt incurred and the lien granted are consistent with the Loan Agreement.

         "Account Debtor(s)" shall have the complete definition of such term under the Uniform Commercial Code.

         "Secured Obligations" shall refer to the Notes or Indebtedness as defined in and executed in connection with the Loan Agreement referenced or defined as notes in the Loan Agreement or herein, including, without limitation, any and all amendments to or extensions, renewals, modifications, substitutions and replacements of the Notes, the Notes executed by Grantor to Bank, and all other indebtedness or obligations of the Grantor to Bank whether listed herein or

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under the Loan Agreement or this Agreement, including, without limitation, listed in Paragraphs 1.3, 1.4 and/or 1.5, inclusive.

         All capitalized terms shall have the meanings given such terms in the Loan Agreement, unless otherwise defined herein.

         1.3 NATURE OF INTEREST. The assignment of the Collateral herein is for the purpose of securing the prompt payment of the Secured Obligations. Notwithstanding any other provision hereof, Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by Grantor in accordance with and pursuant to the terms and provisions of each of the Accounts. Bank shall have no obligation or liability under any of the Accounts by reason of or arising out of this Security Agreement, or the receipt by Bank of any payment relating to any of the Accounts. Bank shall not be required or obligated in any manner to (i) perform any of the conditions and obligations of Grantor under or pursuant to any of the Accounts; or (ii) make any payment or any inquiry as to the nature or the sufficiency of any payment received by Bank or the sufficiency of any performance by any party under any of the Accounts; or (iii) present or file any claim or take any action to collect or enforce any performance or payment of any amounts under any of the Accounts. Bank shall use reasonable care in the custody and preservation of the Collateral in Bank's possession. Bank shall not be obligated to preserve or protect any rights with respect to the Collateral against prior parties. Bank may at any time deliver the Collateral, or any part thereof, to Grantor, and the receipt of Grantor shall be a complete and full discharge of Bank for the Collateral so delivered, and Bank shall thereafter be discharged from any liability or responsibility therefor.

         1.4 ADDITIONAL AGREEMENTS. This Security Agreement is in addition to and without limitation of any right of Bank under any other Security Agreement granted by Grantor to Bank.

         1.5 OTHER SECURED OBLIGATIONS. Grantor and Bank contemplate that Borrower and Bank will, from time to time, engage in various transactions and that, from time to time, other circumstances may arise, in which Borrower becomes obligated to Bank. Grantor understands that some of those transactions and circumstances may be of a type that is very different from the loan transaction evidenced in part by the Notes and the circumstances connected therewith. Grantor desires and intends that Bank engage in all such transactions, and deal generally with Borrower, with the assurance that any and all indebtedness and obligations now owed, and that may hereafter become owing, to Bank from Borrower will be secured by the liens arising hereunder. Therefore, the conveyance made by this Security Agreement, in addition to being made to secure payment of the Notes, is also made to secure and enforce the payment of all other indebtedness and obligations of Borrower to Bank, whether presently existing, or in any manner or means hereafter incurred by Grantor, and evidenced in any manner whatsoever, either by notes, advances, overdrafts, bookkeeping entries, guaranty agreements, liens or security instruments, or any other method or means, including any renewal and extension of the Notes, or of any part of any present or future indebtedness, or other obligations of Borrower and including any further loans and advancements made by Bank to Borrower. The fact of repayment of all Notes, Indebtedness and Liabilities, and performance of all other obligations, of Borrower, to Bank, shall not terminate the lien arising hereunder unless the same be released by Bank at the

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request of Borrower; but otherwise it shall remain in full force and effect to secure all future advances, indebtedness and other obligations, regardless of any additional security that may be taken as to any past or future indebtedness or other obligations.

         1.6 FINANCING STATEMENTS. Grantor irrevocably appoints Bank as its lawful attorney and agent to execute financing statements on Grantor's behalf, and on its behalf to file Financing Statements signed by Bank and Grantor, if necessary, in any appropriate public office.

         1.7 DEPOSIT ACCOUNTS. Grantor irrevocably appoints Bank as its lawful attorney and agent to advise any bank or financial institution with which a Deposit Account of Grantor is maintained of the assignment and pledge of the Deposit Accounts, cause such bank to execute an authenticated record or similar agreement acknowledging the assignment and pledge to Bank of the Deposit Accounts with that bank or financial institution and that such bank or financial institution will comply with any instructions from Bank as a secured party directing the disposition of the funds in the Deposit Accounts without further inquiry to or the further consent of Grantor. Until Bank notifies the bank or financial institution to the contrary, Grantor may have the limited right to direct the disposition of funds from the Deposit Accounts until Bank exercises its right to restrict Grantor's access to the funds in the Deposit Accounts pursuant to the assignment and pledge and directs the disposition of the proceeds from those Deposit Accounts. Bank shall also have a lien on and security interest in all Deposit Accounts of Grantor with Bank.

2. REPRESENTATIONS AND WARRANTIES. In order to induce Bank to enter into the Loan Agreement, Grantor represents and warrants to Bank that:

         2.1 Except for Permitted Encumbrances and Permitted Liens, Grantor has good and marketable title to its Collateral free and clear of any mortgages, liens, security interests, claims, or other encumbrances, except for the security interest created by this Security Agreement, purchase money security interests and/or financing leases of certain equipment, liens disclosed to Bank in writing and liens which are expressly subordinated to the Bank's security interest. The execution, delivery, and performance of this Security Agreement will not result in the creation or imposition of any other mortgage, lien, security interest, claim, or other encumbrance in all or any part of the Collateral. No lien, claim, financing statement, security agreement, mortgage, or other writing is on file in any public filing or recording office or title registration office giving notice of or creating (or purporting to give notice of or create) any mortgage, lien, security interest, claim, or other encumbrance on all or any part of the Collateral, except financing statements and security interests in favor of Bank and equipment lenders and lessors. Bank has a valid and continuing first lien on, and first perfected security interest in, the Collateral, prior to all other mortgages, liens, security interests, claims or other encumbrances, except for existing liens and leases covering equipment and purchase money security interests in future equipment, and such security interest will be enforceable as such against all other persons.

         2.2 The amount and aging of each scheduled account in any financial statement, accounts aging, or other material supplied by Grantor to Bank are correctly stated. Each of the accounts arose from the performance of services or from an outright and lawful sale or lease of goods by Grantor, and all such goods have or will be shipped or delivered to the account debtor,

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and Grantor has possession of, or has delivered to Bank, all available shipping and/or delivery receipts evidencing such shipments or delivery. Each of the accounts is assignable. Unless otherwise disclosed to Bank in writing, no account is subject to setoff, credit, allowance or adjustment by the account debtor or by any other party to any agreement evidencing the account, except such discount as may be allowed for prompt payment. No account debtor has complained as to its liability on any account and has not returned any of the goods from the sale or lease from which such accounts arose. Each of the accounts arose in the ordinary course of Grantor's business, unless otherwise disclosed to Bank in writing, No notice of the bankruptcy, insolvency, or failure of any account debtor to pay debts as they become due has been received by Grantor.

         2.3 All tangible Collateral is in good repair and condition in all material respects ordinary wear and tear excepted. Any and all tangible Collateral, which is in the possession of any third parties, is held pursuant to a contract and is clearly identified as the property of the Grantor.

3. COVENANTS. Grantor covenants and agrees to and with Bank at all times throughout the term of this Agreement, such covenants and agreements in this Agreement to be in addition to the covenants, duties, and obligations of Grantor set forth in the Loan Agreement and other Loan Documents, that:

         3.1 COLLECTION OF ACCOUNTS. Following the occurrence of an Event of Default (as hereinafter defined), Bank is authorized at any time and from time to time to take all actions necessary to collect all or any part of the Accounts in its own name or in the name of Grantor. Upon request of Bank, Grantor shall execute and deliver to Bank (in addition to documents previously delivered to Bank) an assignment, in a form satisfactory to Bank, of all Grantor's right, title, and interest in and to each of the Accounts, and shall obtain an acknowledgment of assignment from any and all account debtors in a form satisfactory to Bank. Following the occurrence of an Event of Default, if the Accounts at any time include more than one Account of the same account debtor, Bank may apply the proceeds of any collection received from such account debtor toward the liquidation of any such Account as Bank may determine. Following the occurrence of an Event of Default, Bank may settle or adjust all disputes or claims directly with the account debtors with respect to any of the Accounts, and may compromise or extend the time of payment for any of the Accounts on such terms and conditions as Bank may determine without affecting the liability of Grantor under this Security Agreement or any other document evidencing or relating to the obligations. The costs of such collection and enforcement, including attorneys' fees and out-of-pocket expenses and all other expenses and liabilities resulting therefrom, shall be borne solely by Grantor and shall be immediately due and payable to Bank by Grantor. Bank shall not be liable for failure to collect or enforce any of the Accounts or for any act or omission on the part of Bank or its officers, agents, and employees, except willful misconduct. Until Bank exercises its right, Grantor is authorized to, and shall use, its best efforts to effect the prompt collection of the Accounts. This authorization may be terminated at any time following the occurrence of an Event of Default, and Bank may, at its election, notify any account debtor on any of the Accounts of the assignment thereof and effect collection of any of the Accounts directly from the account debtor obligated thereon.

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         3.2 DISPOSITION OF ACCOUNT COLLECTIONS. Grantor shall deposit all
Proceeds (with all appropriate endorsements) received by Grantor into its accounts at Bank promptly after receipt by Grantor. After the occurrence of an Event of Default, Bank may in its sole discretion apply the Proceeds to the payment of any of the obligations or release such money to Grantor without waiving the right of Bank to retain Proceeds which are subsequently delivered to Bank. Bank shall have full power to collect, compromise, endorse, sell, or otherwise deal with such Proceeds in Bank's own name or that of Grantor.

         3.3 FURTHER ASSURANCE OF COLLATERAL. Grantor shall promptly and duly execute and deliver to Bank all lien entry forms, financing statements, continuation statements, instruments, documents, acknowledgments, and evidences (including, without limitation, correction instruments) and take such further action deemed by Bank to be necessary or desirable to perfect, and continue the perfection of, the security interest granted herein and otherwise to obtain the full benefits granted to Bank hereunder, and shall pay the cost of filing any such financing statement, instrument, document, or evidence of taking such action wherever and whenever deemed necessary or desirable by Bank. Upon request of Bank, Grantor shall furnish appropriate searches to Bank, including a search as to federal tax liens necessary to establish to the satisfaction of Bank of Grantor's good and marketable title to the Collateral and Bank's first and prior lien position with respect to all of the Collateral.

         3.4 EXPENSES. Grantor shall pay all fees, costs, and expenses of Bank (including, without limitation, attorneys' fees and court costs) incurred both before and after an Event of Default incident to the transactions contemplated in this Security Agreement, including, without limitation, the filing and perfection of Bank's interest in the Collateral; the enforcement of Bank's rights, powers, and remedies in this Security Agreement; and all costs of selling, advertising, and other foreclosure expenses. All such fees, costs, and expenses shall be due promptly upon invoice therefor and shall bear interest from the date incurred from day to day at a varying rate per annum equal to the Note Rate, or the Default Rate, after an Event of Default (as defined in the Notes).

         3.5 ADDITIONAL RIGHTS. Grantor hereby irrevocably appoints Bank to be Grantor's true and lawful attorney, with full power of substitution, in Bank's name or Grantor's name or otherwise for Bank's sole use and benefit, but at Grantor's cost and expense, to exercise at any time all or any of the following powers with respect to all or any of the Collateral:

                  (i) to demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due upon or by virtue thereof;

                  (ii) to receive, take, endorse, assign and deliver any and all checks, notes, drafts and other negotiable and non-negotiable instruments taken or received by Bank in connection therewith;

                  (iii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

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                  (iv) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof and to apply for and obtain any required consents of any necessary parties or any governmental authority for any such sale or other disposition, as fully and effectually as if Bank were the absolute owner thereof; and

                  (v) to make any reasonable allowances and other reasonable adjustments with reference thereto.

         3.6 The exercise by Bank of, or failure to so exercise, any authority granted hereinabove shall in no manner affect Grantor's liability to Bank, and, provided further, that Bank shall be under no obligation or duty to exercise any of the powers hereby conferred upon it and it shall be without liability for any act or failure to act in connection with the collection of or the preservation of any rights under any of the Accounts or Contract Rights.

4. ADDITIONAL COVENANTS OF GRANTOR. In addition to Grantor's covenants, representations and warranties contained herein or in the Loan Agreement, Grantor covenants that:

         4.1 Grantor's records of the Collateral will be located at Grantor's respective principal places of business or at the locations at which Grantor conducts its respective businesses.

         4.2 Grantor will defend the Collateral against any claims and demands of all other persons at any time claiming the same or an interest therein which would conflict with any claim or interest of Bank. Grantor will not encumber, sell, transfer, assign, abandon or otherwise dispose of the Collateral except as permitted under Section 5.5 and except for: (i) collection, discharge, discount, compromise or expiration of Accounts, General Intangibles in the ordinary course of Grantor's business, (ii) sale or transfer of Inventory, and cancellation of Insurance in the ordinary course of business, and (iii) liens permitted hereunder.

         4.3 Grantor will have and maintain insurance covering the risks similar to other businesses. As requested by Bank, Grantor shall deliver certificates evidencing each policy of insurance with respect to the Inventory (except liability insurance) to Bank and Bank is authorized by Grantor to act as its attorney in collecting, adjusting, settling or canceling such insurance and endorsing any drafts drawn by insurers.

         4.4 Grantor will use the Collateral for business purposes and not in violation of any statute or ordinance.

         4.5 Upon reasonable advance notice to Grantor, Bank may examine and inspect the Collateral at any reasonable time and at any reasonable place, wherever located.

         4.6 Grantor will pay promptly when due all taxes and assessments upon the Collateral or upon its use or sale. At its option Bank may discharge taxes, liens or other encumbrances at any time levied against or placed on the Collateral which have not been stayed as to execution and contested with due diligence in appropriate legal proceedings, and Bank, upon failure of

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Grantor to maintain insurance, may pay for insurance on the Collateral and may pay for maintenance and preservation of the Collateral but is under no duty or obligation to do so. Grantor shall reimburse Bank on demand for any such expense incurred by Bank pursuant to the foregoing authorization with interest on such sum at the rate of interest provided in the Notes or any extension or renewal notes.

         4.7 Grantor will at all times keep accurate and complete records of Grantor's Accounts, and will deliver such reconciliation reports and other financial information to Bank as Bank may at any time reasonably request. Upon reasonable advance notice, Bank, or any of its agents, shall have the right to call at Grantor's place or places of business during normal business hours and without disrupting Grantor's operations, at intervals to be determined by Bank, to inspect, audit, make test verifications and otherwise check and make extracts from the books, records, journals, orders, receipts, correspondence and other data relating to Grantor's Accounts, Insurance, General Intangibles or to any other transactions between the parties hereto.

         4.8 Upon Bank's written demand after the occurrence of an Event of Default under the Loan Agreement, Grantor agrees to stamp all books and records pertaining to Accounts and General Intangibles to evidence Bank's security interest therein in a form satisfactory to Bank.

         4.9 Grantor will from time to time upon demand furnish to Bank such further information and will execute and deliver to Bank such financing statements and assignments and other papers and will do all such acts and things as may be necessary or appropriate to establish, perfect and maintain a valid security interest in the Collateral as security.

         4.10 Grantor will use its best efforts to obtain the consent of any person, governmental instrumentality or agency, or public body or official to the assignment hereunder of any Account or General Intangible if such consent may be required by the terms of any contract or statute and if Bank so requests.

5. EQUIPMENT.

         5.1 On Bank's request, Grantor shall identify from time to time the locations of the Equipment and identify in writing the locations at which any Equipment is used or stored. No Equipment will be removed from the locations except for use in the ordinary course of business. No Equipment will be stored at locations other than the locations identified in writing by Grantor. Bank may during Grantor's business hours inspect and examine the Equipment and verify the quality, quantity, value and condition thereof. Grantor shall from time to time, at Bank's request, deliver to Bank any such information required by the Bank regarding the Equipment and the value thereof.

         5.2 Grantor shall conduct a physical review and description of Equipment at such intervals as Bank may reasonably request and shall, upon the request of Bank, promptly supply Bank with a copy of the report. Except after the existence of an Event of Default which has been declared, Grantor may use the Equipment in the ordinary course of its business. Grantor shall

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provide Bank with notice of the receipt of any Equipment subject to a purchase money security interest or lease and provide Bank with a copy of any lease or security agreements.

         5.3 Equipment will not be moved from the locations at which it is stored except in the ordinary course of Grantor's business. The Equipment may be moved from one location to another without notice to Bank.

         5.4 Grantor shall keep and maintain the Equipment in good and operating condition and repair and make all necessary repairs thereto so that the value and operating efficiency will be maintained and preserved. Grantor will provide Bank with immediate notice of any material loss or damage to any Equipment. Grantor has granted to Bank a lien on all rolling stock (whether already encumbered or not), but will not file lien entry or other devices to perfect its security interest in the rolling stock at this time. With respect to rolling stock, Bank reserves the right to demand in its sole discretion the right to obtain lien entry forms or other certificate of title forms to perfect Bank's lien and Grantor on request of Bank shall immediately deliver to Bank, properly endorsed, a lien entry form or other certificate of title or application sufficient to perfect Bank's lien in rolling stock and shall take all actions necessary to have Bank's lien properly recorded and perfected in such assets.

         5.5 Grantor may from time to time substitute Equipment provided that
(i) the substitute Equipment is not subject to any lien other than purchase money security interest and has a fair market value at least equal to the fair market value of the Equipment for which it is substituted; (ii) the marketability and operating integrity of the Equipment after such substitution is not impaired; (iii) an Event of Default has not occurred (whether declared or undeclared); and (iv) any such substitute Equipment shall become part of the Collateral and the Equipment shall become the property of the Grantor free and clear of any security interest other than that of Bank's or other purchase money lender. Otherwise, Grantor shall not sell, exchange, lease, transfer or otherwise dispose of any Equipment except for sales, which Bank has approved. At all times pertinent, Grantor shall promptly notify Bank in writing of its acquisition of any after-acquired Equipment and provided a description of Equipment and its present location.

6. INVENTORY.

         6.1 Grantor's Inventory shall be located at Grantor's places of business in the ordinary course of business except for (i) Inventory in transit; and (ii) Inventory at locations of which the Bank has been notified in writing. No Inventory will be removed from the locations except for the purpose of sale in the ordinary course of business. No Inventory will be stored at locations other than identified herein except with the prior written consent of Bank. Bank may, during Grantor's business hours, inspect and examine the Inventory and verify the quality, quantity, value and condition thereof. Grantor shall, from time to time, deliver to Bank any such information required by the Bank regarding the Inventory and the value thereof.

         6.2 Upon request of Bank, Grantor shall coordinate its respective physical counts of inventory with the Bank, and shall, upon the request of Bank, promptly supply Bank with a copy of the report accompanied by a statement of the value of the Inventory as required. Except after

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the existence of an Event of Default which has been declared, Grantor may sell
Inventory in the ordinary course of its business, which does not include a transfer in full or partial satisfaction of indebtedness or the sale in bulk of the Inventory. At Bank's request, Grantor shall provide Bank with notice of the receipt of any consigned Inventory or Inventory subject to a purchase money security interest and provide Bank with a copy of any consignment or security agreements, provided Bank shall not be deemed to have consented to such relationships.

7. EVENTS OF DEFAULT.

         7.1 Grantor shall be in default under this Agreement (an "Event of Default") upon the occurrence of any Event of Default by Grantor specified in the Loan Agreement or the Notes, or as follows:

                  (i) The failure to pay any interest or principal due by Borrower to Bank;

                  (ii) There shall occur an Event of Default under the Notes or any other Loan Documents between the Borrower and the Bank;

                  (iii) Any representation and warranty of the Borrower to the Bank in connection with this transaction shall prove to have been false in any material respect on the date when made or deemed to have been made;

                  (iv) Grantor's failure to pay at maturity or, with any period of grace, any material indebtedness to any other lender or failure to observe any material term, provision or covenant with any other lender;

                  (v) The Grantor shall apply for or consent to the appointment of a receiver, custodian, trustee, liquidator or any similar official; generally not pay its debts as they become due; make an assignment for the benefit of creditors, commence a voluntary case under the Bankruptcy Code or similar Code hereafter in effect; take any action or commence any action or proceeding relating to bankruptcy, insolvency, reorganization, winding-up, composition or adjustment of debts; fail to contest in a timely manner a Petition for an involuntary case against the Borrower, or take any corporate action for the purposes of winding-up or dissolving the corporation;

                  (vi) A judgment, not covered by insurance, shall be entered against the Borrower or any Guarantor for sums in excess of $300,000.00 which judgment shall not have been stayed for thirty (30) days;

                  (vii) Grantor shall cease to operate or actively engage in business or an order be entered against the Borrower by any regulatory agency having jurisdiction over the Borrower closing the Borrower or seizing the assets of the

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

         Borrower or providing for reorganization, liquidation or dissolution of the Borrower;

                  (viii) Failure of any security interest or pledge of its assets to constitute a valid first and prior security interest lien on the Accounts and Inventory except as otherwise provided; or

                  (ix) The breach or default under any covenant, agreement, term, condition, provision, representation or warranty contained in this Agreement or any other loan documents which is not cured within thirty (30) days after notice by Borrower to the Bank of the occurrence thereof.

         Grantor shall have cure periods set out in the Loan Agreement.

         7.2 Upon the occurrence of an Event of Default: Bank shall have all of the rights, powers and remedies set forth in the Loan Documents, the Notes, this Security Agreement, and any instrument or other evidence of any of the Grantor's other Liabilities secured hereby, together with the rights and remedies of a secured party under the Uniform Commercial Code including, without limitation, the right to sell, lease or otherwise dispose of any or all of the Collateral, and to take possession of the Collateral, and for that purpose Bank may enter peaceably any premises on which the Collateral or any part thereof may be situated and remove the same therefrom and Grantor will not resist or interfere with such action. Bank may require Grantor to assemble the Collateral and make it available to Bank at a place to be designated by Bank which is reasonably convenient to both parties. Grantor hereby agrees that its above-mentioned address and the place or places of location of the Collateral are places reasonably convenient to it to assemble the Collateral. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Bank will send Grantor reasonable notice of the time and place of any public sale or reasonable notice of the time after which any private sale or any other disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is mailed, postage prepaid, to Grantor at least ten (10) days before the time of the sale or disposition. Bank may, at any time in its discretion, transfer any property constituting Collateral into its own name or that of the nominee and receive the income thereon and hold the same as security for the liabilities.

         Insofar as Collateral shall consist of Accounts, General Intangibles or the like, Bank may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon Collateral as Bank may determine, whether or not Liabilities or Collateral are then due and for the purpose of realizing Bank's rights therein, Bank may receive, open and dispose of mail addressed to Grantor, may take possession of all Grantor's books and records pertaining to Accounts or other Collateral, and may endorse notes, checks, drafts, money orders, documents of title or other evidences of payment, shipment or storage of any form of Collateral on behalf of and in the name of Grantor. After deducting all expenses incurred by Bank in protecting or enforcing its rights in the Collateral, the residue of any proceeds of collection or sale of the Collateral shall be applied to the payment of principal or interest of Grantor's liabilities in such order as Bank may determine, and any excess shall be returned to Grantor, and Grantor shall

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

remain liable for any deficiency. Bank may exercise its rights with respect to Collateral without resorting to or regard to other collateral or sources of reimbursement for liability.

         7.3 Grantor recognizes that the Collateral may not be readily marketable and may not be marketable at all if an Event of Default has occurred. In order, therefore, to enable Bank to use such means as it may determine necessary or advisable to realize upon the Collateral from time to time, Grantor consents that Bank may use commercially reasonable means it may reasonably consider necessary or advisable to sell any or all of the Collateral at any time or times after default thereunder which shall be continuing, including, but not restricted to, the giving of an option to purchase any or all of the Collateral to any party and the extending of credit to any purchaser of such Collateral. Bank may sell any or all of the Collateral or commit itself to sale without limiting the amount sold to the amount of indebtedness secured thereby, plus costs of collection. Because it would be unlikely that any party would become interested in purchasing the Collateral as a result of the giving of any notice of public sale, Grantor agrees that any such sale or sales may be private and without competitive bidding.

         7.4 In addition, after the occurrence of one or more Events of Default, regardless of whether such Event(s) of Default were caused by Borrower or by causes beyond the control of Grantor, Bank, in its absolute discretion, also may selectively and successively pursue any or all of the following:

                  (a) PERFORMANCE. Bank may perform any covenant, obligation or duty which gave rise or will give rise to the Event of Default, and such performance shall not prevent Bank from exercising any or all of its rights hereunder on account of such Event of Default or otherwise relieve Borrower of any Event of Default. Nothing contained in this Section shall obligate Bank to perform any covenants, obligation, or duty of Grantor, and any such performance shall be entirely at the option of Bank.

                  (b) POSSESSION OF PERSONAL PROPERTY. Bank may take possession of, assemble, and collect the Collateral, and require Grantor to assemble the Collateral and make it available at any place Bank may designate so as to allow Bank to take possession of the Collateral.

                  (c) DEPOSIT ACCOUNTS. Bank may apply in satisfaction of the Secured Obligations any deposits or other sums credited by or due from Bank to Grantor.

                  (d) OTHER SECURITY. Bank may resort to any security given by this Security Agreement, the Loan Documents, or in any of the other Loan Documents, or to any other security or agreement now existing or hereafter given, to secure the payment of the obligations, in whole or in part, and in such portions and in such order as may seem best to Bank in Bank's sole and uncontrolled discretion.

                  (e) OTHER REMEDIES. Bank may exercise any other legal or equitable rights, powers, or remedies Bank may have under this Security Agreement, the

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

         Loan Agreement or the Loan Documents or that Bank may have at law or in equity, all specific remedies mentioned herein and therein being cumulative of, and in addition to, all such legal and equitable rights, powers, and remedies.

         7.5 WAIVER. Grantor waives any and all rights to require Bank to proceed against Borrower or any other person whomsoever, to proceed or exhaust any Collateral or other security held by Bank, or to pursue any other remedy available to Bank.

         7.6 NOTICE OF SALE. Written notice mailed to Grantor, as provided herein, ten (10) days prior to the date of public sale of the Collateral or prior to the date, after which private sale of the Collateral will be made, shall constitute reasonable notice.

         7.7 MULTIPLE SALES. Several sales of the Collateral may be made without exhausting Bank's right to such remedy for any unsatisfied part of the Secured Obligations and without exhausting the power to exercise such remedy for any other part of the Secured Obligations, whether matured at the time or subsequently maturing. If a part of the Collateral is sold, and the proceeds thereof do not fully pay and satisfy the Secured Obligations, such sale, if so made, shall not in any manner affect the unpaid and unsatisfied part of the Secured Obligations, but as to such unpaid and unsatisfied part, the Secured Obligations shall remain in full force and effect.

         7.8 RIGHT TO PURCHASE. In the case of any and all sales of any or all of the Collateral, Bank shall have the right to purchase the Collateral being sold, and in such cases the right to credit, upon the amount of the bid made therefor (to the extent necessary to satisfy such bid), in the amount of the Secured Obligations then due.

8. MISCELLANEOUS.

         8.1 No delay or omission by Bank in exercising any of its rights hereunder shall be deemed to constitute a waiver thereof. All rights and remedies of Bank hereunder shall be cumulative and may be exercised singularly or concurrently.

         8.2 This Agreement shall be governed by and construed under the laws of the State of Oklahoma. None of the items or provisions of this Agreement may be waived, altered, modified, or amended except by an agreement in writing signed by Bank and Grantor.

9. MISCELLANEOUS PROVISIONS.

         9.1 GOVERNING LAW. This Security Agreement and the rights and obligations of the parties under this Security Agreement shall be governed by, and construed, interpreted, and enforced in accordance with the laws of the State of Oklahoma.

         9.2 TITLES; CAPTIONS. The titles, captions, and headings in this Security Agreement are for convenience only, are not a part of this Security Agreement, and shall have no effect upon the construction or interpretation of all or any part of this Security Agreement.

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

         9.3 SEVERABILITY. In the event any one or more of the provisions contained in this Security Agreement is determined to be invalid, illegal, or unenforceable in any respect, the validity, legality, or enforceability of the remaining provisions in this Security Agreement shall not in any way be affected or impaired thereby.

         9.4 ENTIRE AGREEMENT. This Security Agreement embodies the entire agreement between Grantor and Bank with respect to the security interest contained herein, and there are no oral agreements or other written agreements existing between Grantor and Bank with respect to the security interest created herein which are not expressly set forth in this Security Agreement or in the other Loan Documents (as defined in the Loan Agreement).

         9.5 TERM. This Security Agreement shall continue in full force and effect, and Grantor shall be bound by and obligated to perform each and every covenant contained in this Security Agreement until all obligations shall be paid in full and Bank shall have no further or additional obligation to advance funds under the Loan Agreement.

         9.6 AMENDMENTS. No amendment to this Security Agreement shall be effective unless such amendment is in a writing executed by Grantor and Bank.

         9.7 WAIVER. No course of dealing and no failure to exercise or delay in exercising, on the part of Grantor or Bank, any right, remedy, power, or privilege under this Security Agreement shall operate as a waiver thereof. Any single or partial exercise or attempted exercise of any right, remedy, power, or privilege under this Security Agreement shall not preclude any other or further exercise thereof or the independent, concurrent, or subsequent exercise of any other right, remedy, power, or privilege. All waivers of any provision of this Security Agreement by Grantor or Bank shall be in writing duly executed by Grantor or Bank, respectively.

         9.8 RELEASE. No transfer, renewal, extension, or assignment of this Security Agreement or any interest therein, no release of any Guarantors, and no loss, damage, or destruction of the Collateral shall release Grantor from its obligations under this Security Agreement.

         9.9 NOTICES. All notices, requests, and demands under this Security Agreement, to be effective, shall be in writing and, unless otherwise expressly provided in this Security Agreement, shall be deemed to have been duly given or made when actually delivered to the intended addressee, when deposited in the mail, first class postage prepaid, addressed to the last known address, or to such address or other address as any party to this Security Agreement may hereafter designate for such purpose in a written notice to the other party[ies] as set out in the Loan Documents.

         9.10 SUCCESSORS AND ASSIGNS. This Security Agreement shall be binding upon, and shall inure to, the benefit of Grantor, Bank, and their respective successors and assigns.

         9.11 JURISDICTION. Without excluding any other jurisdiction, Grantor and Bank consent to, and waive any objection to, the jurisdiction and venue of the District Court of Tulsa

County, State of Oklahoma, or the United States District Court for the Northern District of Oklahoma, in any proceeding brought in connection with this Security Agreement.

         IN WITNESS WHEREOF, Grantor and Bank have caused this Security Agreement to be duly executed and delivered, individually or by their proper and duly authorized officers, as of the day and year first above written.

                                      GRANTOR:

                                      GREYSTONE MANUFACTURING, L.L.C.,
                                      AN OKLAHOMA LIMITED LIABILITY COMPANY



                                      By: /s/ Warren Kruger
                                          -----------------------------
                                          Warren Kruger, Manager



STATE OF OKLAHOMA )
                  ) ss.
COUNTY OF TULSA   )

         On this 4th day of March, 2005, before me, the undersigned Notary Public in and for said County and State, personally appeared Warren Kruger, as Manager of GREYSTONE MANUFACTURING, L.L.C., who executed the foregoing instrument on behalf of said corporation for the purposes therein expressed.

         In witness whereof, I have hereunto set my hand and official seal the day and year last above written.


                                            /s/ Kay Maness
                                            ---------------------------
                                            Notary Public Signature


My commission expires:                      My Commission Number:

June 2, 2006                                02007996


       [ S E A L ]



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

                                      BANK:

                                      THE F&M BANK & TRUST COMPANY



                                      By: /s/ J. Steven McNeely
                                          ----------------------------
                                          J. Steven McNeely
                                          Senior Executive Vice President





















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